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                                                                     EXHIBIT 3.2



                             KINNARD INVESTMENTS, INC.

                              STATEMENT OF DESIGNATION
                                         OF
                        RIGHTS, PREFERENCES AND LIMITATIONS
                                         OF
                              ADDITIONAL COMMON STOCK



     The undersigned, George F. Stroebel, Corporate Secretary of Kinnard Investments, Inc., a Minnesota corporation, hereby certifies that the following resolution establishing additional Common Stock of the Corporation pursuant to Minnesota Statutes, Section 302A.401 was duly adopted by the directors of the Corporation on May 14, 1999:

     FURTHER RESOLVED, that pursuant to Section 302A.401 of the Minnesota Business Corporation Act and the Corporation's Restated Articles of Incorporation, and subject to the filing of the Designation of Rights, Preferences and Limitations of Common Stock with the Minnesota Secretary of State, there is hereby designated, out of the 16,500,000 undesignated shares specified in the Corporation's Restated Articles of Incorporation, 4,500,000 additional shares of Common Stock, par value $.02 per share, having the rights, preferences and limitations as provided in the Minnesota Business Corporation Act and the Corporation's Restated Articles of Incorporation.



IN WITNESS WHEREOF, I have subscribed my name this 25th day of May, 1999.




                              KINNARD INVESTMENTS, INC.



                              /s/ George F. Stroebel
                              George F. Stroebel
                              Corporate Secretary